EXECUTIVE EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement") is made as of this 5th day of June, 1998 by and between Photomatrix, Inc., a California corporation ("Photomatrix" or the "Company"), and William L. Grivas, an individual ("Mr. Grivas").

         The parties agree as follows:

         1. Position and Duties. Effective June 5, 1998, Mr. Grivas shall be appointed the Chairman of Board of Directors of Photomatrix. During the Term, Mr. Grivas shall have such responsibilities, duties and authority as are reasonably accorded to and expected of a chairman of a board of directors and as may from time to time be prescribed by or pursuant to the Company's Bylaws.

         2. Term of Employment. The term of Mr. Grivas's employment (the "Term") shall commence on the date set forth above and shall continue until June 5, 1999, unless further extended or sooner terminated as hereinafter provided.

         3. Compensation and Benefits. During the Term, Photomatrix shall pay or provide to Mr. Grivas the following compensation and benefits:

               a. Salary. Photomatrix shall pay to Mr. Grivas a base salary ("Base Salary") of no less than $125,000 per year, payable bi-weekly.

               b. Performance Review and Bonus. The Board of Directors shall review Mr. Grivas's performance as often as the Board of Directors deems appropriate, but not less than once every twelve months. In connection with each such annual review, the Board of Directors shall consider whether to award him bonus compensation, in addition to the Base Salary, based on his performance during the preceding year. Whether a bonus is awarded and the amount of any bonus shall be in the sole discretion of the Board of Directors.

               c. Stock Option. On the date of this Agreement, and on each anniversary of such date for the remainder of the Term, Photomatrix shall grant to Mr. Grivas an option to acquire such number of shares of common stock of Photomatrix equal to the quotient of $75,000 divided by 120% of the fair market value of the stock on the date of the grant, except with regard to the first grant as to which the exercise price will be 120% of the fair market value of the stock on March 16, 1998 (the date of that certain Agreement and Plan of Merger and Reorganization by and among the Company, Photomatrix Acquisition, Inc., and I-PAC Manufacturing, Inc.).

                    (1) The exercise price per share shall be twenty percent (20%) above the fair market value of the stock on the date of the grant.

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                    (2) The option  shall be  exercisable  as of the date of the grant.

                    (3) The option shall have other terms and conditions the same as those contained in agreements entered into pursuant to the Company's 1998 Stock Option Plan ("1998 Plan") and as are not inconsistent with the foregoing provisions.

               d. Automobile. An automobile allowance of $500 per month, beginning on the date of this Agreement, shall be provided to Mr. Grivas. Expenses related to the use of such automobile, whether or not in the course of Company business, shall be the sole responsibility of Mr. Grivas; provided, however, a car phone shall be provided to Mr. Grivas and he shall be reimbursed upon substantiation in accordance with Photomatrix policy for variable costs incurred in connection with use of the car phone on Company business.

               e. Vacation and Sick Leave. Mr. Grivas shall be entitled to paid vacation and to all paid holidays and personal days afforded by the Company from time to time to its executives generally.

               f. Services Furnished. Photomatrix shall furnish Mr. Grivas with office space, stenographic assistance and such other facilities and administrative support as shall be necessary and suitable to Mr. Grivas's position and adequate for the performance of his duties under this Agreement.

               g. Other Benefits. Mr. Grivas shall be entitled to participate in all employee benefit plans and arrangements, (including the reimbursement of expenses incurred in the course of carrying out duties as an executive or employee) made available by the Company from time to time during the Term to the Company's executives or employees generally, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

               h. Withholding. Photomatrix is authorized to withhold from any compensation or other amounts as may be owed by Photomatrix to Mr. Grivas from time to time such amounts as Photomatrix is required by law so to withhold or which at the time payment by Photomatrix is required Mr. Grivas owes to Photomatrix.

         4.  Termination.   The  Term  shall  cease  only  under  the  following
circumstances:

                  a. Death or Disability. The Term shall automatically terminate upon the disability (unless otherwise agreed in writing by Photomatrix and Mr. Grivas) and upon the death of Mr. Grivas. Disability shall mean a physical or mental disability of Mr. Grivas which is reasonably likely to continue for a period of at least thirty days and which would prevent him from performing his duties under this Agreement in all substantial respects during such period.

                  b. Termination By Photomatrix Without Cause. Photomatrix shall be entitled to terminate Mr. Grivas's employment under this Agreement without cause; provided, however,

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Photomatrix  shall continue to pay the Base Salary and health insurance costs to
Mr. Grivas during the remainder of the Term. A termination of employment without cause under this Agreement shall not constitute a termination of employment for purposes of any stock option plan or stock option agreement in which Mr. Grivas is a participant or to which he is a party; and, therefore, a termination of employment without cause under this Agreement shall not affect in any way the vesting or exercisability of any options which have been granted to Mr. Grivas, except that, upon a termination of employment without cause, any options granted to Mr. Grivas which have not vested shall immediately vest and become fully exercisable and all of Mr. Grivas' options shall remain exercisable until ninety days following the expiration of the stated term of this Agreement.

                  c. Termination By Photomatrix With Cause. Photomatrix shall be entitled to terminate Mr. Grivas's employment under this Agreement for cause, in which case neither Base Salary nor other compensation or benefits shall be payable to Mr. Grivas after such termination. "Cause" means (i) gross negligence in the performance or nonperformance of any material responsibilities to Photomatrix; (ii) the commission of any material criminal act or fraud with respect to the Company or which may affect adversely the reputation of the Company; (iii) dishonesty; (iv) gross misconduct; (v) breach of the Agreement of Confidentiality between Photomatrix and Mr. Grivas in the form attached hereto as Exhibit "A"; or (vi) violation of a material condition of employment by the Company if such violation continues for ten days after notice by Photomatrix to Mr. Grivas specifying the violation. The fact Photomatrix may not terminate such employment when it has cause shall not constitute waiver of Photomatrix's rights to terminate Mr. Grivas at a later time pursuant to this Agreement.

                  d. Termination By Mr. Grivas. Mr. Grivas shall be entitled to terminate his employment under this Agreement at any time upon 30 days' prior written notice to Photomatrix, in which event Photomatrix shall have no further obligations under this Agreement.

         5. Confidentiality, Exclusivity, and Prohibition Against Solicitation of Employees. At the time this Agreement is signed, Mr. Grivas also shall execute an Agreement of Confidentiality in the form of Exhibit "A" and such other documents and instruments as Photomatrix requires new executives and employees generally to execute.

         6.       Miscellaneous.

                  a. Arbitration. Any dispute or controversy between the parties hereto involving the construction or application of any terms, covenants or conditions of this Agreement, or any claim arising out of or relating to this Agreement, or any claim arising out of or relating to Mr. Grivas's employment by Photomatrix that is not resolved by the parties within ten (10) days of oral or written notice of the claim or dispute by one party to the other shall be settled by arbitration in San Diego, California in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Photomatrix and Mr. Grivas agree that the arbitrators shall have no authority to award punitive or exemplary damages. Any decision of the arbitrators shall be final and binding upon the

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



parties. Either party may request that the arbitrators submit written findings of fact and conclusions of law.

                  b.   Amendment.   This   agreement   shall  not  be  released,
discharged, changed or modified in any manner, except by an instrument signed by the party or parties to be bound.

                  c. Controlling Law. This Agreement shall be controlled and interpreted pursuant to California law (excluding choice or conflict of law provisions).

                  d. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties as to the subject matter hereof, and supersedes all contemporaneous agreements (whether written or oral) and commitments in respect thereto.

                  e. Notices. Any notices required or permitted to be sent under this Agreement shall be delivered by hand or mailed by United States registered or certified mail, return receipt requested, and addressed as follows:

                           If to Photomatrix:

                           Photomatrix, Inc.
                           1958 Kellogg Avenue
                           Carlsbad, CA  92008
                           Attention:       Suren G. Dutia

                           with a copy to:

                           Luce, Forward, Hamilton & Scripps LLP
                           600 W. Broadway, Suite 2600
                           San Diego, California 92101
                           Attention: Otto E. Sorensen

                           If to Mr. Grivas:

                           William L. Grivas
                           1958 Kellogg Avenue
                           Carlsbad, CA  92008

Either party may change its address for receiving notices by giving notice to the other party in the manner prescribed above.

               f. Captions. The headings and captions to sections and paragraphs of this Agreement are for convenience of reference only and shall not constitute a part of the Agreement nor be used in its construction or interpretation.

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




                  g. Severability. The provisions of this Agreement are severable. Should any provision or application of this Agreement be held invalid, the invalidity shall not affect other provisions or applications which can be given effect without the invalid provision or application.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.


                               PHOTOMATRIX, INC.,
                               a California corporation

                               By:
                                  Suren G. Dutia, President


                               William L. Grivas



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



                                   EXHIBIT "A"

                          AGREEMENT Of CONFIDENTIALITY



               This Agreement of Confidentiality ("Agreement") is made this 5th day of June, 1998, between Photomatrix, Inc. ("Photomatrix"), a California corporation and William L. Grivas ("Employee").

                                RECITALS OF FACT

         A. Photomatrix, a California corporation in good standing, is engaged in the business of manufacturing and selling high quality printers and scanners.

         B. Employee is currently employed by Photomatrix.

         C. Photomatrix and Employee desire that Employee's relationship with Photomatrix be based upon the terms and conditions set forth in this Agreement.

         D. Employee acknowledges the existence of a confidential relationship between Employee and Photomatrix.

                          THE PARTIES AGREE AS FOLLOWS

         In consideration of Employee's continued employment with Photomatrix:

         1. Employee shall deal fairly and in good faith with Photomatrix.

         2. Employee shall not at any time, whether during or subsequent to the termination of his employment, unless in the loyal performance of his employment responsibilities to Photomatrix or specifically consented to in writing by Photomatrix, use, divulge, take, remove, convert, appropriate, reproduce, or disclose, communicate or transfer to any person or entity, confidential information or material concerning any matters affecting or relating to the business of Photomatrix, including, without limitation: the names, buying habits, needs or practices of any of its customers; Photomatrix's marketing methods and related data; the prices at which Photomatrix sells, has sold, offers or has offered, its products or services; Photomatrix's manufacturing and sales costs; Photomatrix's products or services; Photomatrix's designs or technology; Photomatrix's manufacturing process; Photomatrix's research or development; documents, lists or other records used in Photomatrix's business; or any other confidential information or material relating to the business of Photomatrix, its manner of operation, or other confidential data of any nature. The parties agree that as between them, the confidential information or material described in this paragraph is

                                   EXHIBIT "A"
                                      p. 1
important, material, and a confidential trade secret, which affects the successful conduct of Photomatrix's business and its goodwill.

         3. For the purposes of this Agreement, the terms "confidential information," "material(s)" and "trade secret(s)" include, without limitation: documents, documentation, data, papers, specifications, computer printouts, designs, forms, lists, proposals, bids, orders, agreements, contracts, correspondence, schedules, books, guidelines, manuals, diaries, calendars, reports, notes, memoranda, minutes, computer software, computer hardware, codes, computer programs, procedures, processes, discs, tapes, recordings, film, photographs, negatives, slides, transparencies, components, subcomponents, devices, inventory, parts, stock, models, partial or complete prototypes, research, technology, equipment, tools, credit cards or identification cards, identification or access numbers, keys, other physical objects, and copies, reproductions, abridgements or summaries of any of the above.

         4. All confidential information and material relating to the business of Photomatrix, which Employee shall prepare, use, observe, possess, or control, shall be and remain Photomatrix's sole property.

         5. In the event Employee is terminated, resigns, or breaches this or any other agreement with Photomatrix, Employee shall deliver promptly to Photomatrix all confidential information or materials relating to Photomatrix's business, and copies or summaries thereof, which are or have been in Employee's possession or under his control.

         6. During the term of his employment with Photomatrix, Employee shall not own an interest in, operate, conduct, join, control, incorporate, form or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder, or principal of any business entity producing, designing, providing, soliciting orders for, selling, distributing, or marketing products, goods, equipment, and/or services which compete with Photomatrix's products or services.

         7. During the term of his employment with Photomatrix, Employee shall not, directly or indirectly, for himself or for any other person or entity, induce, influence or solicit any customer or prospective customer of Photomatrix to: terminate its relationship with Photomatrix; modify its relationship with Photomatrix to Photomatrix's detriment; or give its business to a competitor of Photomatrix.

         8. For two years following the termination of Employee's employment with Photomatrix, Employee shall not (i) induce or solicit customers of Photomatrix; or (ii) use or disclose Photomatrix's technological processes, trade secrets or Confidential Information, including revealing, making judgments on or otherwise using, any confidential information, material or trade secrets of Photomatrix's business to which Employee had access by reason of Employee's employment by Photomatrix or his confidential relationship with Photomatrix.


                                   EXHIBIT "A"
                                      p. 1

         9. Employee shall not, directly or indirectly, for himself/herself or for any other person or entity, whether during or subsequent to the termination of this Agreement, induce, influence or solicit any person who is an employee, representative, independent contractor, officer, director or shareholder of Photomatrix to terminate such relationship with Photomatrix or to modify such relationship in a manner detrimental to Photomatrix.

         10. All provisions of this Agreement are material. Any breach of this Agreement is a material breach.

         11. In the event of a breach of this Agreement, Photomatrix may, at its option, terminate Employee's employment and/or exercise any right or remedy provided by law or equity.

         12. Photomatrix's waiver of any breach of any provision of this Agreement shall not be deemed a waiver of any subsequent breach of this Agreement.

         13. If any provision of this Agreement is determined to be invalid or unenforceable by an arbitrator or court of competent jurisdiction, then it shall be severed from this Agreement and the remainder of this Agreement shall be enforced without regard to the severed portion.

         14. The covenants contained in this paragraph are separate covenants covering their subject matter in each of the separate foreign country, or political subdivision thereof, in which Photomatrix transacts business; if any covenant shall be void, voidable or judicially unenforceable in any one or more of such counties, states, foreign countries, or political subdivision thereof, such covenant shall not be affected with respect to each other county, state and foreign country or political subdivision thereof, each covenant with respect to each county, state and foreign country, or political subdivision thereof, being severable and independent.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Any litigation arising out of the subject matter of this Agreement shall be brought in San Diego, California.

         16. This Agreement can only be amended by a writing signed by Photomatrix and Employee.

         17. Any dispute or controversy between the parties hereto involving the construction or application of any terms, covenants or conditions of this Agreement, or any claim arising out of or relating to this Agreement, that is not resolved by the parties within ten (10) days of oral or written notice of the claim or dispute by one party to the other shall be settled by arbitration in San Diego, California in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Photomatrix and Mr. Grivas agree that the arbitrators shall have no authority to award punitive or exemplary damages. Any decision of the arbitrators shall be final and binding upon the

                                   EXHIBIT "A"
                                      p. 1
parties. Either party may request that the arbitrators submit written findings of fact and conclusions of law.

         18. If either party incurs attorneys' fees or costs in connection with this Agreement or to enforce or interpret any provision of this Agreement, and such party through negotiation, agreement, settlement, litigation, arbitration or other agreement, settlement, litigation, arbitration or otherwise, prevails, then such party is entitled to recover its attorneys' fees and costs from the other party.

         19. In this Agreement, words of the masculine gender shall be construed to include the correlative words of the feminine and neuter genders. Unless the context otherwise indicates, words importing the singular number shall include the plural number and vice versa, and words importing persons shall include corporations, partnerships, and associations as well as natural persons.

         20. This Agreement constitutes the entire agreement of confidentiality between Photomatrix and Employee and supersedes all negotiations, discussions and any previous agreements of confidentiality between them.

                                                     Photomatrix, Inc.


__________________________                       By: __________________________
William L. Givas                                     Suren G. Dutia, President




                                   EXHIBIT "A"
                                      p. 1